UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary, NC	Registrant’s telephone number,	27513
(Address of principal	including area code:	(Zip Code)
executive offices)	(919) 297-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On October 21, 2008, R. Barry Sauder, the Vice President, Corporate Controller and Chief Accounting Officer of R.H. Donnelley Corporation (the “Company”), notified the Company that he was resigning for personal reasons effective November 21, 2008.
     (e) On October 21, 2008, the Compensation and Benefits Committee of the Board of Directors authorized the freeze of the Company’s Pension Benefit Equalization Plan (the “Plan”) effective as of December 31, 2008. The Plan is an unfunded, non-qualified supplemental retirement plan that covers certain participants in the R.H. Donnelley Corporation Retirement Account, a defined benefit pension plan, whose benefits under such plan are limited by the Internal Revenue Service’s qualified plan rules. The Company’s executive officers, including the named executive officers, currently participate in the Plan.
     In connection with the freeze, all benefit accruals under the Plan will cease as of December 31, 2008, however, all plan balances will remain intact and interest credits on participant account balances, as well as service credits for vesting and retirement eligibility, will continue in accordance with the terms of the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.H. DONNELLEY CORPORATION

	By:	/s/ Mark W. Hianik

	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 27, 2008